NuGen Mobility Inc.
44645 Guilford Drive, Suite 201
Ashburn, VA 20147

Mr. Eric Takamura

Re: LoanPayable

In connection with the audit of our financial statements, please confirm directly to our auditors: Webb & Company, P.A., 1501CorporateDrive, Suite 150, Boynton Beach, FL  33426, the amount of our note payable to you, as of September 30, 2009:

Date of Loan	Several from Sept 06 to June 08
Original amount	$556,381.97
Unpaid balance at September 30, 2009	$551,381.97
Unpaid interest balance at September 30, 2009	$130,250.47
Interest rate at September 30, 2009	10.2% %
Collateral	No subordination
Date Due	30 days payable upon demand or sale of interest or financing of corporation

Please forward this information directly to our auditors, Webb & Company, P.A. via Fax at (561) 734-8562 and mail the original to Webb & Company, P.A., 1501 Corporate Drive, Suite 150, Boynton Beach, FL  33426.

Additional Notes:

The principal sum and interest reflected have also been forgiven as of September 30, 2009
/s/ Eric Takamura

Very Truly Yours,

/s/ Eric Takamura
Eric Takamura, President

This information is correct as of November 5, 2009
(Today’s Date)

Authorized Signature:	/s/ Eric Takamura

Print Name:	Eric Takamura	Title:	personal